Exhibit 10(u)

                                OBLIGOR AGREEMENT

      This OBLIGOR AGREEMENT (the "Agreement"), effective as of the 1st day of April, 2000, is entered into by and among Butler Financial Solutions, LLC, a Delaware limited liability corporation, with its principal offices located at 2300 Corporate Boulevard, NW, Suite 214, Boca Raton, Florida 33431 ("Butler") and Warrantech Automotive, Inc., a Connecticut corporation ("WAI"), Warrantech Consumer Product Services, Inc., a Connecticut corporation ("WCPS"), and Warrantech Home Service Company, a Connecticut corporation ("WHSC"), each of which has its principal office located at 1441 W. Airport Freeway, Euless, Texas 76040 (WAI, WCPS and WHSC are hereinafter referred to, collectively, as "Warrantech").

                                   WITNESSETH:

      WHEREAS, Warrantech is in the business of developing, marketing and administering service contract programs that are sold through and/or on behalf of its clients throughout the United States;

      WHEREAS, certain governmental jurisdictions permit an independent third party (i.e. an entity having no direct relationship with Warrantech, the manufacturer or retailer of the item covered by the service contract, the insurer underwriting the service contract and/or the owner of the service contract) to act as the obligor under such service contracts;

      WHEREAS, Warrantech desires to enter into a contractual arrangement with such a third party pursuant to which said third party would act as obligor under all service contracts sold in jurisdictions in which Warrantech determines that it is permissible and desirable to do so; and

      WHEREAS, Warrantech desires to enter into such an arrangement with Butler and Butler desires to enter into such an arrangement with Warrantech, all on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the foregoing representations and warranties and the terms and conditions set forth below, the parties hereto covenant and agree as follows:

1.    APPOINTMENT

      Warrantech hereby appoints Butler to act as obligor under those designated service contracts, extended warranties and similar service plans ("Service Contracts"), sold by or on behalf of Warrantech's clients pursuant to a Service Contract program (a "Program"), in those jurisdictions in which Warrantech has determined that Butler may act as a third party obligor thereunder. Attached hereto as Exhibit A is a list of all jurisdictions in which Butler is permitted to act as a third party obligor as of the date of this Agreement. Exhibit

A shall be amended by Warrantech, in writing, as often as may be necessary to maintain the accuracy of said exhibit. Butler shall incur no liability to Warrantech for acting upon incorrect information contained in said exhibit if Warrantech has not previously provided Butler with a corrected version of Exhibit A.

2.    BUTLER AGREES

      (a) That it shall have no authority to make, alter, modify, waive or discharge any terms or conditions of any Service Contract or any performance thereunder, nor to incur any liability on behalf of Warrantech nor make any representations about any Program or the coverage provided by any Service Contract not contained in materials provided by Warrantech or the Service Contracts.

      (b) To be in material compliance with all applicable laws, rules and regulations and to possess all licenses required of a third party obligor in those jurisdictions set forth from time to time in Exhibit A hereto; provided, however, that Butler shall not be so obligated in those jurisdictions in which compliance would be onerous or would subject Butler to substantially greater economic risk than it is exposed to in other jurisdictions.

      (c) To execute and deliver all such agreements, applications, certificates and other documents as may be reasonably necessary to enable Butler to fulfill its obligations as obligor under the Service Contracts and in accordance with the terms and conditions of this Agreement.

3.    WARRANTECH AGREES

      (a) That all obligations of Butler under the Service Contracts shall be insured pursuant to an insurance policy obtained by Warrantech and issued by an insurance company rated not less than "Excellent" by A.M. Best. Warrantech shall provide Butler with a copy of said insurance policy and all endorsement thereto.

      (b) To provide Butler with certified copies of all (i) agreements, including all amendments and other modifications thereto, pursuant to which Service Contracts are being sold, and (ii) Service Contract forms that identify Butler as the obligor.

      (c) To be in material compliance with all applicable laws, rules and regulations and to possess all licenses required of a service contract administrator in those jurisdictions set forth from time to time in Exhibit A hereto.

4.    COMPENSATION

      Warrantech agrees to pay Butler a fee (the "Obligor Fee") for each Service Contract sold in which Butler is the named obligor. Butler and the applicable Warrantech entity shall negotiate in good faith to develop an Obligor Fee structure for each Program prior to the implementation thereof. The agreed upon Obligor Fee structure for each Program shall be set forth in, and made a part of, Exhibit B to this Agreement. Exhibit B shall be amended only with the mutual agreement of Butler and the applicable Warrantech entity. On or before the 30th day of each calendar month, Warrantech shall pay to Butler an amount equal to the aggregate of all Obligor Fees earned by Butler for Service Contracts sold during the immediately preceding month for which Warrantech has received payment; provided, however, that Warrantech shall first be entitled to offset against such payment the pro rata portion of any Obligor Fee previously received by Butler for a Service Contract that has subsequently been canceled. Receipt by Butler of the appropriate Obligor Fee shall constitute full and complete consideration for Butler's agreement to act as obligor under a given Service Contract and shall obligate Butler to serve as obligor under said Service Contract throughout the term thereof.

5.    REPORTS

      On or before the 25th day following the end of each calendar quarter, Warrantech shall provide Butler with (i) a report setting forth, on a Program-by-Program basis, a summary of all Service Contracts sold and canceled during such quarter including, but not limited to, the pro rata portion of all Obligor Fees that were offset against payments to Butler as a result of any such cancellations, and (ii) such other records and/or reports as shall be mutually agreed to by the parties. The form of such reports and the specific information contained therein shall be reasonably agreed to by Butler and Warrantech.

6.    INDEMNIFICATION

      (a) Warrantech hereby agrees to indemnify and hold Butler and its officers, agents, directors and employees (collectively referred to as the "Indemnified Party") harmless from and against any and all claims, causes of action, costs, expenses, losses, liabilities, damages, penalties and demands whatsoever (collectively "Claims") together with reasonable counsel fees and expenses, arising out of or related to (i) any act of negligence or willful misconduct on the part of Warrantech, its agents, or employees, (ii) any Service Contract (including, but not limited to, the failure of Warrantech to provide insurance for Butler's obligations as required hereunder) unless such Claim relates primarily to Butler's failure to perform its obligations under or in connection with this Agreement, or (iii) any other failure on the part of Warrantech, its agents, or employees, to perform its obligations under or in connection with this Agreement. If any action or proceeding in connection with any such matters is brought against the Indemnified Party, it shall promptly notify Warrantech and furnish Warrantech with a copy of any papers served. Warrantech shall defend any such action or proceeding, employing competent counsel, selected by Warrantech with the approval of the Indemnified Party, but the Indemnified Party shall have the right at any time, if it has reasonable grounds to believe its interests are not being protected, at Warrantech 's expense, to defend or join the defense of any such action or proceedings through attorneys selected by the Indemnified Party and approved by Warrantech, which approval shall not be unreasonably withheld. The provisions of this Section shall survive the termination of this Agreement.

      (b) Butler hereby agrees to indemnify and hold Warrantech and its subsidiaries and affiliates and their officers, agents, contractors, sub-contractors, directors and employees (collectively referred to as the "Indemnified Party") harmless from and against any and all Claims, together with reasonable counsel fees and expenses, arising out of (i) any act of negligence or willful misconduct on the part of Butler, its agents, or employees, or (ii) any failure on the part of Butler, its agents, or employees, to perform its obligations under or in connection with this Agreement including, but not limited to, those obligations specifically set forth in Section 2 above. If any action or proceeding in connection with any such matters is brought against the Indemnified Party, it shall promptly notify Butler and furnish Butler with a copy of any papers served. Butler shall defend any such action or proceeding, employing competent counsel, selected by Butler with the approval of the Indemnified Party, but the Indemnified Party shall have the right at any time, if it has reasonable grounds to believe its interests are not being protected, at Butler's expense, to defend or join the defense of any such action or proceedings through attorneys selected by the Indemnified Party and approved by Butler, which approval shall not be unreasonably withheld. The provisions of this Section shall survive the termination of this Agreement.

7.    TERM AND TERMINATION

      (a) The initial term of this Agreement shall be five (5) years (the "Initial Term"). Unless canceled or terminated pursuant to the terms of this Agreement, this Agreement shall be of a continuing nature and shall automatically renew for one-year periods after the Initial Term.

      (b) Either party may cancel this Agreement, without cause, by giving the other party not less than one hundred twenty (120) days written notice of cancellation prior to the effective date of termination.

      (c) In the event that either party hereto discovers an act of fraud or breach of the Agreement (including material incorporated by reference into this Agreement) by the other party, its agents or employees, the non-breaching party shall send written notice to demand that such fraud or breach be cured within thirty (30) days of the receipt of such notice. If such fraud or breach is not cured within thirty (30) days after receipt of such notice, the non-breaching party may terminate this Agreement immediately upon delivery of written notice to such effect to the other party.

      (d) This Agreement shall terminate immediately in the event that there is no insurance policy in place to underwrite the obligations of Butler under the Service Contracts as required under Section 3(a) of this Agreement.

      (e) If at any time during the term of this Agreement either party files, or there is filed against it, a petition in bankruptcy, either party makes an assignment for the benefit of its creditors or takes advantage of any insolvency law, or a receiver or trustee is appointed for it or any of its property or it shall be enjoined from carrying on any part of its business, the other party at any time thereafter shall have the right, in addition to any other rights and remedies available to it, to terminate this Agreement on ten (10) days written notice to the recipient party or, if it so elects, to deem and treat this Agreement as terminated effective upon the happening of any of the foregoing events by written notice to such party to such effect. In the event of any termination under this paragraph, neither the recipient party nor any person claiming through or under such party or by virtue of any statute or of an order of any court shall be entitled to any rights under this Agreement.

      (f) Upon termination by either party, all obligations hereunder shall cease; provided, however, that Butler shall continue to serve as obligor for all Service Contracts issued prior to the date of termination and for which Butler received the appropriate Obligor Fee.

8.    MAINTENANCE AND INSPECTION OF RECORDS:

      (a) Each party shall keep at all times just and true books, records and accounts of its business herein. All books, records and accounts shall be maintained by both parties in accordance with generally accepted accounting principles. All such books, records and accounts pertaining to the Service Contracts, the Programs and this Agreement must be kept in such a manner that such books, records and accounts, upon the auditing party's request, shall be segregated from all other business for review and audit.

      (b) All such books, records and accounts shall be maintained by both parties for a period of one (1) year after the expiration of all Service Contracts sold pursuant to this Agreement. During the term of this Agreement and until expiration of the aforementioned period, either party shall have the right, on ten (10) business days notice and at its own expense, to audit such books, records and accounts with respect to the business contemplated hereunder and, upon reasonable notice and at reasonable times, enter onto the premises of the other to make such audit.

9.    NOTICES

      All notices and other communications required or permitted by the terms of this Agreement shall be in writing and shall be deemed to have been given as of the date of service if served personally on the party to whom notice is to be given, or on the date of receipt if sent via facsimile transmission (with receipt confirmed), or on the date of receipt if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, addressed as follows:

      Warrantech Automotive, Inc./Warrantech Consumer Product Services, Inc./ Warrantech Home Service Company
      1441 W. Airport Freeway
      Euless, Texas  76040
      Attn:  President

      Butler Financial Solutions, LLC
      2300 Corporate Boulevard, NW
      Suite 214
      Boca Raton, Florida 33431

      A party's address may be changed by sending written notice to the other party.

10.   GOVERNING LAW

      This Agreement shall be construed under and according to the laws of the State of Texas which would be applicable to an Agreement made and to be performed wholly within such jurisdiction. Any actions or proceedings relating to dispute arising out of or related to this Agreement shall be subject to the jurisdiction of, and shall have their venue in, the federal or state courts located in Texas.

11.   PARTIAL INVALIDITY

      If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstances, shall to any extent be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree to replace any such offending term, covenant, condition or provision with one which shall be legally sanctioned and shall reflect the intent of the parties as closely as practical and possible. The parties wish to afford this Agreement maximum applicability to their relationship and, therefore, agree to uphold its terms in any state where same may be legally enforced.

12.   ENTIRE AGREEMENT

      This Agreement, with all exhibits attached hereto, constitutes the entire Agreement between the parties and any prior Agreement, whether oral or written, shall be of no further force or effect. The terms of this Agreement may be changed, modified or amended only by written instrument executed by all parties.

13.   PROHIBITION AGAINST ASSIGNMENT

      No party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other.

14.   DUPLICATE COUNTERPARTS

      This Agreement may be executed in several counterparts and all such executed counterparts shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

15.   NON-WAIVER

      No forbearance or failure on the part of any party to this Agreement to enforce or to insist upon compliance with any of the terms or provisions of this Agreement shall be construed as or constitute a waiver of said terms or provisions, nor shall it be construed as or constitute a waiver or any other terms or provision.

16.   RELATIONSHIP

      Nothing in this Agreement is intended to, nor does it, create a partnership, joint venture, principal/agent, or employee/employer relationship.

      IN WITNESS THEREOF, the parties, through their duly authorized representatives, have executed this Agreement as of the 1st day of April, 2000.

BUTLER FINANCIAL SOLUTIONS, LLC

By: /s/ J.C. Hyman
    --------------

Name: J.C. Hyman

Title: President

WARRANTECH AUTOMOTIVE, INC.

By: /s/ Jeanine Folz
    ----------------

Name: Jeanine Folz
      ------------

Title: Senior Vice President

WARRANTECH CONSUMER PRODUCT SERVICES, INC.

By: /s/ Jeanine Folz
    ----------------

Name: Jeanine Folz

Title: Senior Vice President

WARRANTECH HOME SERVICE COMPANY

By: /s/ Jeanine Folz
    ----------------

Name: Jeanine Folz

Title: Senior Vice President

                             Jurisdictions

                         WAI                  WCPS
                   (Motor Vehicles)    (Brown/White Goods)
                   ----------------    -------------------

                       ALABAMA             ALABAMA

                       ARIZONA              ALASKA

                       ARKANSAS            ARIZONA

                       CALFORNIA           ARKANSAS

                       COLORADO           CALIFORNIA

                       DELAWARE            COLORADO

                         D.C.            CONNECTICUT

                       GEORGIA             DELAWARE

                        HAWAII               D.C.

                        IDAHO              FLORIDA

                       ILLINOIS            GEORGIA

                       INDIANA              HAWAII

                         IOWA               IDAHO

                        KANSAS             ILLINOIS

                       KENTUCKY            INDIANA

                      LOUISIANA              IOWA

                        MAINE               KANSAS

                       MARYLAND            KENTUCKY

                    MASSACHUSETTS          LOUISIANA

                       MICHIGAN             MAINE

                      MINNESOTA            MARYLAND

                     MISSISSIPPI        MASSACHUSETTS

                       MISSOURI            MICHIGAN

                       NEBRASKA           MINNESOTA

                        NEVADA           MISSISSIPPI

                     NEW HAMSHIRE          MISSOURI

                      NEW MEXICO           MONTANA

                       NEW YORK            NEBRASKA

                    NORTH CAROLINA          NEVADA

                         OHIO           NEW HAMPSHIRE

                       OKLAHOMA           NEW JERSEY

                        OREGON            NEW MEXICO

                     PENNSYLVANIA          NEW YORK

                     RHODE ISLAND       NORTH CAROLINA

                    SOUTH CAROLINA       NORTH DAKOTA

                      TENNESSEE              OHIO

                        TEXAS              OKLAHOMA

                         UTAH               OREGON

                       VERMONT           PENNSYLVANIA

                       VIRGINIA          RHODE ISLAND

                      WASHINGTON        SOUTH CAROLINA

                    WEST VIRGINIA        SOUTH DAKOTA

                      WISCONSIN           TENNESSEE

                       WYOMING              TEXAS

                                            UTAH

                                           VERMONT

                                           VIRGINIA

                                          WASHINGTON

                                         WEST VIRGINIA

                                          WISCONSIN

                                           WYOMING

EXHIBIT B             OBLIGOR FEE STRUCTURE

PROGRAM                                             OBLIGOR FEE PER
                                                    SERVICE CONTRACT

RepairMaster Vehicle Service Contract                    1.00

RepairMaster Recreational Vehicle Service Contract       1.00

Magnolia Hi Fi                                           0.50

Palm Computing                                           0.50

RepairMaster ConsumerElectronic,Appliance and Computer   0.50

Ultimate Electronics                                     0.50

Staples                                                  0.25 if Warrantech dealer
                                                              cost is <$10.00

                                                                    OR

                                                         0.50 if Warrantech dealer
                                                              Cost is> $10.00